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                                                                      EXHIBIT 11

                               GLASSMASTER COMPANY
                        COMPUTATION OF EARNINGS PER SHARE
                     For the two years ended August 31, 2001
                    (Thousands except for per share figures)


                                                                                   2001           2000
                                                                                   ----           ----
Primary:
  Income (Loss) from Continuing Operations                                       $(1,272)        $  (636)
  Income (Loss) from Discontinued Operations                                           0               0
                                                                                 -------         -------

  Net Income(Loss)                                                               $(1,272)        $  (636)
                                                                                 =======         =======


Basic:
  Average Shares Outstanding                                                       1,631           1,631

  Per Share Amounts:
          Continuing Operations                                                  $  (.78)        $  (.39)
          Discontinued Operations                                                      0               0
                                                                                 -------         -------
          Net Income (Loss)                                                      $  (.78)        $  (.39)

Diluted:
  Average Shares Outstanding                                                       1,631           1,631
  Net effect of dilutive stock options under the treasury stock
   method using the average market price                                               0               0
                                                                                 -------         -------

      Total                                                                        1,631           1,631

  Per Share Amounts:
          Continuing Operations                                                  $  (.78)        $  (.39)
          Discontinued Operations                                                      0               0
                                                                                 -------         -------
          Net Income (Loss)                                                      $  (.78)        $  (.39)
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